Exhibit 32.1

CERTIFICATION OFCHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

I, Christopher LeClerc; Chief Executive Officer and Chief Financial Officer of FBC Holding Inc. (the “Registrant”), do hereby certify pursuant to Rule 15d-l4(b) of the Securities and Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)

the Registrant’s Annual Report on Form 10-K of the Registrant for the fiscal year ended July 31, 2010 (the “Report”), to which this statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 15, 2010	By:	/s/ Christopher LeClerc
Christopher LeClerc
Chief Executive Officer and
Chief Financial Officer